EXHIBIT 2.3
                                                                     -----------

                               MERGER AGREEMENT
                               ----------------


      THIS MERGER AGREEMENT ("Agreement") is entered into as of the 1st day of May, 1997, by and among FAUST EYE CENTER, P.C. an Indiana professional corporation (the "Corporation"); OMEGA HEALTH SYSTEMS OF INDIANA, INC., an Indiana corporation ("Omega"); OMEGA HEALTH SYSTEMS, INC., a Delaware corporation ("OHSI") and JOSEPH FAUST, M.D., a citizen and resident of Indiana ("Stockholder").

                             W I T N E S S E T H:

      WHEREAS, Corporation is an Indiana corporation, which owns certain assets which are used by and/or result from Stockholder's practice of providing eye care to patients;

      WHEREAS, Stockholder is the sole stockholder of Corporation and is an ophthalmologist practicing medicine in the State of Indiana;

      WHEREAS, Omega is a wholly-owned subsidiary of OHSI;

      WHEREAS, Corporation, Omega and Stockholder intend that the transaction consummated pursuant to this Agreement shall qualify as a reorganization pursuant to (beta) 368(a)(1)(A) and (beta) 368(a)(l)(E)(i) of the Internal RevenUE CODe of 1986, as amended ("Code" or "I.R.C."); and

      WHEREAS, the parties desire to set forth in writing the terms and conditions under which said transaction will be consummated.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

                                  ARTICLE I.
                                  ----------

                              MERGER TRANSACTION

      I.1 BASIC TRANSACTION (a) Subject to the terms and conditions of this Agreement, at the closing (as defined in Section 1.1(b)(i)), Corporation shall be merged with and into Omega in accordance with this Agreement and the separate corporate existence of Corporation shall thereupon cease (the "Merger"). Omega shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in Section 23-1-40, ET SEQ. of the Indiana Bus. Corp. Law (IBCL) as amended. By execution and delivery of this Agreement, Stockholder hereby approves the Merger on the terms and subject to the conditions set forth herein, which approval shall be effective as an action without a meeting pursuant to Corporation's bylaws and the IBCL.

      (b)  EFFECT OF MERGER.

            (i)  GENERAL.  If all the  conditions  to the  Merger  set  forth in
      ARTICLE IV shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in ARTICLE XIII, the parties hereto shall cause Articles of Merger meeting the requirements of the IBCL to be properly executed, verified and delivered for filing in accordance with the IBCL on the Closing Date set forth in ARTICLE III. The Merger shall become effective upon the later of acceptance for filing of the Articles by the Secretary of State of the State of Indiana or at such later time which the parties hereto shall have agreed upon and designated in the Articles of Merger in accordance with applicable law as in effect at the time of the Merger (the "Closing"). The Surviving Corporation may, at any time after the Closing, take any action (including executing and delivering any document or instrument) in the name and on behalf of Omega or the Corporation in order to carry out and effectuate the transaction contemplated by this Agreement.

            (ii) CERTIFICATE OF INCORPORATION. The Articles of Incorporation of Omega in effect at and as of the Closing will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

            (iii) BYLAWS. The Bylaws of Omega in effect at and as of the Closing
      will  remain  the  Bylaws  of  the  Surviving   Corporation   without  any
      modification or amendment in the Merger.

            (iv) DIRECTORS AND OFFICERS. The directors and officers of Omega in office at and as of the Closing will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

            (v) OMEGA SHARES. Each share of common stock of Omega Health Systems of Indiana, Inc. (the "Omega Stock") issued and outstanding at and as of the Closing will remain issued and outstanding.

                                   ARTICLE II.
                                   -----------

                                  CONSIDERATION
                                  -------------

      II.1 CONSIDERATION. As consideration for the Merger, all shares of common stock of Corporation shall, without further action on the part of Stockholder, be exchanged (a) for cash in an amount determined by the following calculation:
(i) from the agreed upon base amount of $427,600 (ii) add an amount equal to $150,000.00 representing the value of the Purchased Accounts Receivable listed in Schedule 5.10.1, and (iii) subtract from the sum of (i) and (ii) the amount of the liabilities and indebtedness assumed by the Surviving Corporation and set forth in Schedule 5.27.1 that exceeds $175,000, and (b) for shares of voting common stock of OHSI (the "OHSI Stock") valued at One Million One Hundred Twelve Thousand Four Hundred Dollars ($1,112,400) to be issued to Stockholder (the "Consideration"). Each share of OHSI Stock shall be valued at the average of the closing price of OHSI Stock for the twenty (20) trading days immediately prior to April 25, 1997; provided, however, the value of the OHSI Stock shall not in any event exceed Seven Dollars ($7.00) per share. No fractional share of OHSI Stock shall be issued. The OHSI Stock shall not be registered under the Securities Act of 1933 (the "1933 Act") and will be restricted securities, as defined in Rule 144(a)(3) under the 1933 Act that are not fully transferable, except to the extent provided herein, and the certificates reflecting Stockholder's ownership in the OHSI Stock shall bear a legend to that effect. The amount set forth above in 2.1(ii) representing the value of the Purchased Accounts Receivable as of March 31, 1997, is to be adjusted on or before October 1, 1997, positively or negatively, for the actual collected amount of the April 30, 1997 Purchased Accounts Receivable, and the amount set forth above in 2.1(iii) and on Schedule 5.27.1 representing the amount of the accounts payable and other liabilities as of March 31, 1997, is to be adjusted on or before July 1, 1997, positively or negatively, for the actual amount of such accounts payable and other liabilities of the Corporation as of April 30, 1997. The adjusted amounts determined in accordance with the foregoing sentence shall be paid in cash to the appropriate party (OHSI or Stockholder) on or before the dates set forth for adjustment, respectively. Omega shall use its efforts in good faith to collect the Purchased Accounts Receivable prior to October 1, 1997. Any cash payment made by OHSI shall be an advance to Omega and shall be represented by a note in the same form as set out in the paragraph below.

      As a part of the Consideration above, at the Closing the Surviving Corporation shall give and deliver to OHSI a promissory note in the amount of $175,000 in the form of Exhibit 2.1 attached hereto, and the principal and interest payments on such note shall be a Direct Operating Expense of the Center as such terms are defined in and pursuant to the Management Agreement of even date between Omega and Referral Eye Center, P.C., an Indiana professional corporation.

      II.2 TAX REPORTING. The Merger shall constitute a reorganization under I.R.C. (beta) 368(a)(1)(A) and I.R.C. (beta) 368(a)(l)(E)(I). Each of the parties agrees to report this transaction for financial and income tax purposes in accordance with the foregoing.

      II.3 REGISTRATION RIGHTS. The Stockholder will be entitled to "piggyback" registration rights for unregistered OHSI Stock, on registrations under the 1933 Act, of OHSI's stock or securities, subject to the right of OHSI and its underwriters to reduce the number of shares of OHSI Stock proposed to be registered in view of market conditions, and OHSI shall advise the Stockholder at least thirty (30) days prior to any proposed registration. Such underwriter's "cutback" shall be applied proportionately to all unregistered OHSI Stock or other securities and unregistered warrants or stock options which are requesting registration at such time pursuant to contractual rights. The costs incurred by OHSI in the registration of such OHSI Stock in a piggyback registration shall be borne by OHSI, except that underwriting discounts and commissions on OHSI stock sold by Stockholder shall be paid by the Stockholder, and any cost associated with Stockholder's counsel are to be paid by Stockholder.

      II.4  TRANSFERABILITY  OF OHSI STOCK.  Provided any transferee  under this subsection acknowledges any restrictions placed on the OHSI Stock, nothing in this Agreement shall prevent the OHSI Stock from being transferred in whole, or in part, to one or more members of Stockholder's family, to a trust established for Stockholder's benefit or the benefit of one or more of the members of the Stockholder's family, to a family partnership (general or limited) established by Stockholder or one or more of the members of Stockholder's family, or to any other entity that is owned by Stockholder or one or more of the members of Stockholder's family.
                                  ARTICLE III.
                                  ------------

                                  THE CLOSING
                                  -----------

      The closing of the Merger contemplated herein (the "Closing") shall take place at such time and place as the parties hereto may agree in writing (the "Closing Date"). The parties agree that the Closing Date shall be extended, if required, to allow either party to fulfill any condition of this Agreement, but in no event shall the Closing Date extend beyond April 30, 1997, unless such extension is agreed to in writing by all of the parties.

                                  ARTICLE IV.
                                  -----------

                 ITEMS TO BE DELIVERED AT OR PRIOR TO CLOSING
                 --------------------------------------------

      IV.1  BY  STOCKHOLDER  OR   CORPORATIONBY   STOCKHOLDER  OR   CORPORATION.
Stockholder or Corporation, as applicable, shall execute and deliver on the Closing Date:

      (a) Certified resolutions of Corporation authorizing the execution of all documents and the consummation of all transactions contemplated hereby.

      (b)  Articles of Merger and a Plan of Merger under the IBCL which shall be
in  the  form  attached  hereto  as  EXHIBIT  4.1.1(A)  and  EXHIBIT   4.1.1(B),
respectively.

      (c)  Stock  certificates   representing   ownership  of  all  shares  of
Corporation, duly endorsed to Omega.

      (d) A Certificate, duly executed by Stockholder and the President of Corporation, stating that, as of the Closing Date, all representations and warranties of Stockholder and Corporation contained in this Agreement or in any Exhibit or Schedule hereto are true and correct in all material respects, all covenants and agreements contained in this Agreement to be performed by Stockholder or Corporation on or prior to the Closing Date have been performed or complied with, and all conditions to Closing contained in SECTION 4.3 hereof have been satisfied.

      (e) An opinion of counsel for the Corporation and the Stockholder dated as of the Closing Date, in form and substance reasonably satisfactory to Omega's counsel, and where appropriate with reliance upon a certificate from Corporation and the Stockholder.

      (f) Such other instruments as may be reasonably requested by Omega or OHSI in order to give effect to or carry out the intent of this Agreement.

      (g) A signed  Contract of  Employment  for Center  Director  between  John
Gelvin, O.D. and Omega as contemplated by Section 3.11 of the Management Agreement between Omega and Referral Eye Center, P.C. dated as of May 1, 1997.

      IV.2 BY OMEGA AND OHSI.  Omega  shall  execute  and deliver on the Closing
Date:
      (a) Stock Certificates representing ownership of the OHSI Stock set forth under SECTION 2.1.

      (b) An opinion of counsel for Omega and OHSI dated as of the Closing Date, in form and substance reasonably satisfactory to Corporation's and Stockholder's counsel, and where appropriate with reliance upon a certificate from Omega or OHSI.
      (c) Articles of Merger and a Plan of Merger under the IBCL which shall be in the form attached hereto as EXHIBIT 4.1.1(A) and EXHIBIT 4.1.1(B).

      (d) A Certificate, duly executed by the President of Omega and OHSI, stating that as of the Closing Date, all representations and warranties of Omega and OHSI contained in this Agreement or in any Exhibit or Schedule hereto are true and correct in all material respects, all covenants and agreements contained in the Agreement to be performed by Omega and OHSI on or prior to the Closing Date have been performed or complied with and all conditions to Closing contained in SECTION 4.4 hereof have been satisfied.

      (e) Such other instruments as may be reasonably requested by Stockholder in order to give effect to or carry out the intent of this Agreement.

      IV.3 CONDITIONS TO OMEGA'S AND OHSI'S OBLIGATIONS. Omega's and OHSI's obligation to consummate the transaction as provided in this Agreement shall be conditioned upon the satisfaction of the following conditions at or prior to the
Closing:

      (a)  DELIVERY OF  DOCUMENTS.  The  documents  and other items set forth in
SECTION 4.1 hereof shall have been executed and delivered at Closing.

      (b) NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities of Corporation; the business or condition, financial, or otherwise of Corporation; or the results of operations or prospects of Corporation as a result of any legislative or regulatory change or revocation of any license or rights of Corporation to do business.
                                      -10-

      (c) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Corporation and Stockholder contained in this Agreement, or in any Exhibit or Schedule hereto, shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Corporation and Stockholder shall have the express obligation to update all information contained in the Exhibits and Schedules hereto so that such Exhibits and Schedules shall be true, correct and complete as of the Closing Date.

      (d) NO LITIGATION THREATENED. No action or proceeding shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

      (e) OPINION OF CORPORATION'S COUNSEL. Omega shall have received an opinion from the Corporation's and Stockholder's counsel, delivered under SECTION 4.1(E) above.

      (f) SECURITIES LAW COMPLIANCE. The issuance of the OHSI Stock to the Stockholder will not violate the securities laws of any state or of the United States.

      (g) THIRD-PARTY CONSENTS. Omega shall have received copies of all third-party consents required to consummate the transaction contemplated by this Agreement.

      (h) LICENSES, PERMITS, QUALIFICATION. Immediately prior to the Closing, Stockholder and Corporation shall have all licenses and permits necessary to operate its business.

      (i) DISTRIBUTION OF ASSETS AND DISCHARGE OF LIABILITIES. Prior to the Closing, and as a condition to Closing, Corporation shall have distributed to Stockholder all of the assets listed on SCHEDULE 5.8 , which are not being acquired by Omega (the "Excluded Assets"). Additionally, prior to the Closing, Corporation shall have paid or discharged all liabilities or charges for costs or fees owed as a result of the transactions contemplated by this Agreement.

      (j) TAXES. Corporation shall have established an adequate reserve for the payment of all taxes accrued with respect to taxable periods or portions thereof ended as of the Closing of the Merger contemplated herein.

      IV.4 CONDITIONS TO STOCKHOLDER'S AND CORPORATION'S OBLIGATIONS. Stockholder's and Corporation's obligations to consummate the transaction as provided in this Agreement shall be conditioned upon the satisfaction of the following conditions at or prior to Closing:

      (a)  DELIVERY OF  DOCUMENTS.  The  documents  and other items set forth in
SECTION 4.2 hereof shall have been executed and delivered by Omega on the Closing Date.

      (b) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Omega and OHSI contained in this Agreement, or in any Exhibit or Schedule hereto, shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made as of such date.

      (c)  OPINION  OF  OMEGA'S  AND  OHSI'S  COUNSEL.   The   Corporations  and
Stockholder shall have received an opinion from Omega's and OHSI's counsel, delivered under SECTION 4.2(B) above.

      (d) NO LITIGATION THREATENED. No action or proceeding shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

      (e) SECURITIES LAW COMPLIANCE. the issuance of the OHSI Stock to the Stockholder will not violate the securities laws of any state or of the United States.
                                  ARTICLE V.
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                        OF STOCKHOLDER AND CORPORATION
                        ------------------------------

      Corporation and Stockholder represent, warrant, covenant and agree with Omega and OHSI that:

      V.1 OWNERSHIP OF STOCK. Stockholder is the owner of all of the issued and outstanding stock of Corporation, free and clear of all liens, encumbrances, restrictions and claims of every kind. Stockholder has full legal right, power and authority to enter into this Agreement.

      V.2 EXISTENCE AND GOOD STANDING. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Corporation has the power to own its property and to carry on its business as now being conducted. Indiana is the only jurisdiction in which the character or location of the properties owned or leased by Corporation or the nature of the business conducted by Corporation makes such qualification necessary.

      V.3 CAPITAL STOCK. Corporation has an authorized capitalization consisting of one thousand (1,000) shares of common stock, no par value, of which one hundred (100) shares are issued and outstanding and no shares are held in Corporation's treasury. All such outstanding shares of Corporation have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Corporation, other than as contemplated by this Agreement.

      V.4 SUBSIDIARIES AND INVESTMENTS. Corporation does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity.

      V.5 FINANCIAL STATEMENTS AND NO MATERIAL CHANGES. Corporation has heretofore furnished Omega with unaudited financial statements dated December 31, 1995 and 1996, and unaudited financial statements of Dr. Faust's ophthalmology practice (then operated as a sole proprietorship) dated December 31, 1994, all of which are attached hereto as SCHEDULE 5.5. Such financial statements, including the notes thereto, except as indicated therein, were prepared on a basis consistent with past accounting practices of Corporation and accurately reflect the results of operations for the periods noted therein. The balance sheets of Corporation heretofore delivered (or to be delivered) by Corporation to Omega fairly present the financial condition of Corporation at the respective dates thereof, and except as indicated therein, reflect all claims against and all debts and liabilities of Corporation, fixed or contingent, as of the respective dates thereof. Since December 31, 1996, there has been (i) no material adverse change in the assets or liabilities, financial or otherwise, or in the results of operations of Corporation, and (ii) no fact or condition known to Corporation or Stockholder which exists or is contemplated or threatened which might cause such a change in the future.

      V.6 MATERIAL CONTRACTS. Except as set forth on SCHEDULE 5.6, Corporation is not bound by (a) any agreement, contract, or commitment relating to the employment of any person by Corporation, or any loans, deferred compensation, incentive compensation, pension, profit sharing, retirement, or other employee benefit plan, (b) any loan or advance to, or investment in, any other person or entity, or any agreement, contract, or commitment relating to the making of any such loan, advance, or investment, (c) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person or entity, (d) any agreement, contract, or commitment limiting the freedom of Corporation or any of its physicians to practice medicine in any location or to compete with any other person or entity, or (e) any other agreement, contract, or commitment which is material to the business of Corporation. Except as set forth in SCHEDULE 5.6, to the best of Stockholder's knowledge each contract or agreement set forth in SCHEDULE 5.6 is in full force and effect, and there exists no default or event of default or event, occurrence, condition, or act which, with the giving of notice, the lapse of time, or the happening of any other event or condition, would become a default or event of default thereunder, which would have a material adverse effect upon Corporation. Except as set forth in SCHEDULE 5.6, to the best of Stockholder's knowledge, Corporation has not violated any of the terms or conditions of any contract or agreement set forth in SCHEDULE 5.6 in any material respect, and to Stockholder's best knowledge, all of the covenants to be performed by any other party thereto have been fully performed.

      V.7 INSURANCE. SCHEDULE 5.7.1 is a list and brief description of all Corporation's policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks which will remain in full force and effect at least through the Closing Date. Except as set forth on SCHEDULE 5.7.2, neither Corporation nor Stockholder, have, in the last three (3) years, filed a written application for any insurance coverage which has been denied by an insurance agency or carrier. SCHEDULE 5.7.2 also sets forth a list of all claims against any policy or predecessor policy listed on Schedule 5.7.1 for any insured loss in excess of Five Thousand Dollars ($5,000.00) per occurrence filed by

Corporation, Corporation's employees or Stockholder since January 1, 1994, including, but not limited to, workers' compensation, general liability, and environmental liability claims. To the best of Stockholder's knowledge, neither Corporation, Corporation's employees nor Stockholder is in material default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

      V.8 NO CHANGES PRIOR TO CLOSING DATE. To the best knowledge of Stockholder, during the period from December 31, 1996, through the date hereof, Corporation has not, and from the date hereof, Corporation shall not have (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent, or otherwise), except in the ordinary course of business, or except with the prior written consent of Omega, such consent not to be unreasonably withheld, (ii) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Corporation, (iii) conducted its business in such a manner so as to materially increase its accounts payable or so as to materially decrease its accounts receivable, (iv) granted any increase in the rate of wages, salaries, bonuses, or other remunerations of any employee, except in the ordinary course of business, (v) cancelled or waived any claims or rights of substantial value,
(vi) made any change in any method of accounting, (vii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business, (viii) agreed, whether or not in writing, to do any of the foregoing, nor (ix) disposed of its assets other than in the ordinary course of business, except for the disposition of any Excluded Assets listed on SCHEDULE 5.8.

      V.9 PRACTICE ASSETS; TITLE; CONDITION. SCHEDULE 5.9.1 contains a true and complete list of all the non-cash assets (excluding Accounts Receivable) of the Corporation at the Closing Date (the "Practice Assets"). Corporation has good and marketable title to all of its Practice Assets conveyed hereunder. Except as disclosed on SCHEDULE 5.9.2 hereto, none of such Practice Assets is subject to a contract or other agreement of sale or subject to security interests, mortgages, encumbrances, liens (including income, personal property and other tax liens) or charges of any kind or character. Upon completion of the Merger, the Surviving Corporation shall own the Practice Assets of the Corporation free and clear of all liens and encumbrances.

      V.10 ACCOUNTS RECEIVABLE. Schedule 5.10.1 contains a true and complete list of substantially all accounts receivable of the Corporation at the Closing Date (Purchased Accounts Receivable). All documents and agreements relating to the Purchased Accounts Receivable that have been delivered to OHSI are true and correct. Faust P.C. has delivered to such account debtor all requested supporting claim documents with respect to such Purchased Accounts Receivable and all information set forth in the bill and supporting claim documents are to the best of Faust P.C.'s knowledge true and correct. The Purchased Accounts Receivable are each exclusively owned by the Corporation free and clear of any liens, security interest claims and encumbrances of any kind except as set forth on Schedule 5.10.2; are in the aggregate payable in an amount not less than their face amount, and are based on an actual and bonafide rendition of services or sale of goods to the patient in the ordinary course of business, and are not in any material amount subject to any action, suit, proceeding or pursuit (pending or threatened) set-off, counter claim, defense, abatement, suspension, deferment, deductible, reduction or termination by the account debtor other than routine adjustments made in the ordinary course of business and each account receivable requires no further act or circumstances on the part of the Corporation to make the Purchased Account Receivable payable by the account debtor. The Accounts Receivable in the aggregate represent charges for services constituting usual, customary and reasonable fees charged by the similar medical services providers in the Corporation's community for the same or similar service and the sale of the Purchased Accounts Receivable hereunder is in good faith by the Corporation and without knowledge of any bankruptcy or other payment disability of the account debtor that would in the aggregate constitute a material reduction in the Purchased Accounts Receivable. For purposes of this
Section 5.10 "material" shall be any amount exceeding ten percent (10%) of agreed value of the Purchased Accounts Receivable set forth in Section 2.1(ii) of this Agreement.

      V.11 LITIGATIONLITIGATION. Except as listed on SCHEDULE 5.11, to the best of knowledge of Stockholder, there is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending, or threatened against, or affecting the Corporation, or any of its Practice Assets, or any physician or other health care professional associated with or employed by the Corporation, and to the best of Stockholder's knowledge there is no basis for any of the foregoing.

      V.12 PERMITS AND LICENSES. To the best of Corporation's and Stockholder's knowledge, Corporation and all physicians and other health care professionals associated with or employed by Corporation have all material permits and licenses required by all applicable laws; have made all material regulatory filings necessary for the conduct of Corporation's business; and are not in violation of any of said permitting or licensing requirements the violation of which would have a materially adverse effect on Corporation. A list of such permits and licenses is attached hereto as SCHEDULE 5.12.

      V.13 AUTHORITY. (a) The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, and this Agreement is a valid and binding agreement of Corporation enforceable in accordance with its terms (subject to enforcement of remedies to the discretion of the court in awarding equitable relief, and to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and similar laws effecting the rights of creditors generally). Attached hereto as SCHEDULE 5.13 is a listing of all third-party consents which must be obtained prior to the Closing Date as required under SECTION 4.3 of this Agreement.

      (b) To the best knowledge of Stockholder, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and/or compliance by Corporation and Stockholder with any of the provisions hereof, will not:

            (i) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the assets to be conveyed hereunder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Corporation or Stockholder is a party, or by which either Corporation or Stockholder or any of the assets to be conveyed hereunder is bound; or

            (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable either to the Corporations or Stockholder or any of the assets to be conveyed hereunder.

      V.14 TAX MATTERS. Except as set forth in SCHEDULE 5.14, Corporation has filed or caused to be filed all federal, state and local tax returns which are required to have been filed by Corporation, including all income, excise, franchise, and payroll tax returns, and Corporation has paid or established an adequate reserve for all taxes accrued through the Closing and has otherwise complied with all federal, state, local and other tax laws applicable to it.

      V.15 EMPLOYEE BENEFIT PLANS. Set forth on SCHEDULE 5.15 is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by the Corporation (including all employers (whether or not incorporated) which by reason of common control are treated together with Corporation and/or Stockholder as a single employer within the meaning of
Section 414 of the Code) since September 2, 1974.

      (a) STATUS OF PLANS. Corporation has never maintained and does not now maintain or contribute to any Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of either Section 412 or 418B of ERISA, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code or which is subject to Title IV of ERISA. Corporation has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of that Corporation or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under Section 4062(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of Corporation to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against the Surviving Corporation by the PBGC. Corporation has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA, to any Employee Benefit Plan which is a Multiemployer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which represent a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which would result in any liability to a Multiemployer Plan.

      (b) CONTRIBUTIONS. Full payment has been made of all amounts which Corporation is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which Corporation is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. Corporation has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

      (c) TAX QUALIFICATION. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

      (d) TRANSACTIONS. Corporation has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of its directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or would result in any claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

      (e) OTHER PLANS. Corporation presently does not maintain any employee benefit plans or any other foreign pension, welfare or retirement benefit plans other than those listed on SCHEDULE 5.15.

      (f) DOCUMENTS. Stockholder has delivered or caused to be delivered to Omega and its counsel true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under
Section 401 or 501 of the Code, and (ii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

      V.16 THIRD-PARTY RELATIONS. Corporation and Stockholder are not aware of any problem or disagreements with any third parties with which Corporation does business, and Corporation and Stockholder will use their respective best efforts from the date of this Agreement until the Closing Date to operate Corporation's business in such a manner so as not to adversely affect the goodwill of its patients, suppliers, employees, and other such persons or third parties with which the Corporation does business.

      V.17 LEASED PROPERTY. SCHEDULE 5.17 contains a list of all property leases held by Corporation and, except as set forth on SCHEDULE 5.17, no material adverse claim against, or defect in, the interest purportedly leased or given under or by any such instrument exists, and neither the lessor nor Corporation is in default under any of such leases, and Corporation and Stockholder are not aware of any fact which, with notice and/or the passage of time, would constitute such a default.

      V.18 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth in SCHEDULE 5.18, and to the best knowledge of Stockholder, the Corporation has operated in material compliance with all material federal, state, county and municipal laws, constitutions, ordinances, statutes, rules, regulations and orders applicable thereto ("Applicable Laws"). No item disclosed on SCHEDULE 5.18 has a material effect on the operations of Corporation.

      V.19 EMPLOYEE COMPENSATION. Corporation has paid or discharged or will pay or discharge or assume all liabilities for compensation and benefits to which all employees are entitled through the Closing, including but not limited to all salaries, wages, bonuses, incentive compensation, payroll taxes, hospitalization and medical expenses, deferred compensation, and vacation and sick pay, as well as any severance pay becoming due as a result of the termination of certain of Corporation's employees.

      V.20 ENVIRONMENTAL MATTERS. Corporation is in compliance in all material respects with all federal, state and local environmental laws, rules, regulations, standards and requirements, including, without limitation those respecting chemical, radiographic, or biomedical wastes or any other hazardous substances or materials, as defined in any applicable federal or state law or regulation ("Hazardous Wastes"). Except as disclosed on SCHEDULE 5.20, any storage, holding, release, emission, discharge, generation, processing, disposition, handling or transportation of any Hazardous Wastes from, into or on any portion of the clinic premises is and has been at all times in compliance in all material respects with all federal, state and local environmental laws, rules, regulations, standards and requirements.

      V.21 FRAUD AND ABUSE. Neither Corporation nor Stockholder nor persons and entities providing professional services for Corporation has, to the knowledge of Corporation or Stockholder, engaged in any activities which are prohibited under 42 U.S.C. (beta) 1320a-7b, or tHE regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

      (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

      (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

      (c) failing to disclose knowledge by a claimant of the occurrence of any event effecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or

      (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

      V.22 FACILITY COMPLIANCE. Corporation is duly licensed and is lawfully operated in accordance with the material requirements of all applicable material law and has all necessary authorizations for the use and operation, all of which are in full force and effect. To the best knowledge of Stockholder, there are no outstanding notices of deficiencies relating to Corporation issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation of such governmental authority or third-party payor, neither the Corporation nor Stockholder has received notice or has any knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the ordinary course of business.

      V.23 RATES AND REIMBURSEMENT POLICIES. To the best knowledge of Stockholder, the jurisdiction in which the Corporation is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by Corporation. To the best knowledge of Stockholder, Corporation has no rate appeal currently pending before any governmental authority or any administrator of any third-party payor program. Neither the Corporation nor Stockholder have knowledge of any applicable law, which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the jurisdiction in which
Corporation is located, which could have a material adverse effect on Corporation or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at Corporation or require Corporation to obtain any necessary authorization which Corporation does not currently possess.

      V.24 TRADE RELATIONS. To the best knowledge of Stockholder, there exists no actual or threatened limitation of the business relationship of Corporation with any material customer, supplier or landlord or with any person whose contracts with Corporation would be material to the operations of Corporation. To the best knowledge of Stockholder, there exists no condition or state of facts or circumstances which (i) are likely to produce a material adverse effect with respect to either Corporation or (ii) prevent the Surviving Corporation from conducting its business after the consummation of the transactions contemplated by this Agreement as such business is conducted or proposed to be conducted.

      V.25 EXHIBITS. All the facts recited in Exhibits or Schedules annexed hereto (as updated as of the Closing Date) shall be deemed to be representations of fact by Corporation and Stockholder as though recited in this ARTICLE V.

      V.26 FULL DISCLOSURE. No representation or warranty made by the Corporation or Stockholder in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. For purposes of this ARTICLE V, Corporation shall be presumed to have knowledge of all matters of which the Stockholder or officers of the Corporation have knowledge, actual or constructive.

      V.27 LIABILITIES AND INDEBTEDNESS. Attached hereto as SCHEDULE 5.27.1 is a list of Corporation's liabilities and indebtedness existing on the Closing Date and to be assumed by the Surviving Corporation. The liabilities and indebtedness of the Corporation on the Closing Date not assumed are listed as Excluded Debt on Schedule 5.27.2. Except for the indebtedness listed on Schedules 5.27.1 and 5.27.2, Corporation has no other liabilities (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due).

      V.28 INVESTMENT INTENT. Stockholder and Corporation acknowledge that the OHSI Stock has not been registered under the 1933 Act, and that the OHSI Stock, except as provided for in SECTION 2.3 and SECTION 2.4, may not be sold, pledged or otherwise transferred absent such registration, or unless an exemption from registration is available. The Stockholder is acquiring the OHSI Stock for his own account, for investment purposes only and not with a view to distribution of such OHSI Stock within the meaning of Section 2(11) of the 1933 Act. The Stockholder qualifies as an "accredited investor", as defined in Rule 501(a) pursuant to the 1933 Act. The Stockholder has received from OHSI a copy of OHSI's Form 10-K for 1994 and 1995, OHSI's 10-Q for the quarter ended September 30, 1996, OHSI's 8-Ks filed March 12, 1996 and September 25, 1996 and OHSI's 1994 and 1995 Annual Report to Shareholders. The Stockholder has had the opportunity to ask questions of and receive answers from OHSI senior management concerning OHSI and the terms and conditions of this investment by the Stockholder. The Stockholder has had the opportunity to obtain other additional information concerning OHSI from OHSI senior management.


                                   ARTICLE VI.
                                   -----------

                REPRESENTATIONS AND WARRANTIES OF OMEGA AND OHSI
                ------------------------------------------------

      Omega and OHSI represent, warrant, covenant and agree with Corporation and Stockholder as follows:

      VI.1 ORGANIZATION. Omega is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. OHSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Omega and OHSI have the full power to own their respective property, to carry on their respective businesses as presently conducted, to enter into this Agreement and to consummate the transactions contemplated hereby.

      VI.2 AUTHORITY. Omega and OHSI have taken all necessary action to authorize the execution, delivery and performance of this Agreement, as well as the consummation of the transactions contemplated hereby, and at Closing Omega and OHSI shall deliver an officer's certificate to such effect. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the charter or the bylaws of either Omega or OHSI or any indenture, mortgage, deed of trust, lien, lease, agreement, arrangement, contract, instrument, license, order, judgment or decree or result in the acceleration of any obligation thereunder to which either Omega or OHSI is a party or by which either Omega or OHSI is bound.

      VI.3 ABSENCE OF LITIGATION. No action or proceeding by or before any court or other governmental body has been instituted or is, to the best of Omega's and OHSI's knowledge, threatened with respect to the transactions contemplated by this Agreement.

      VI.4 SHARES. Upon delivery of the certificates representing ownership of the OHSI Stock, such OHSI Stock will be fully paid and nonassessable.

      VI.5 OMEGA HEALTH  SYSTEMS,  INC.  Omega is a  wholly-owned  subsidiary of
OHSI.

      VI.6 FRAUD AND ABUSE. Neither OHSI nor Omega has engaged in any activities which are prohibited under (beta) 1320a-7b of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (i) knowingly and willingly making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (A) in return for referring an individual to a person for the furnishing or arranging for the furnishings of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (B) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, lease or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

                                  ARTICLE VII.
                                  ------------

                           CONDUCT OF BUSINESS; REVIEW
                           ---------------------------

      VII.1 CONDUCT OF BUSINESS OF CORPORATION. During the period from the date of this Agreement to the Closing Date, Corporation shall conduct its business only in the ordinary and usual course of business, and Corporation and
Stockholder shall use their respective best efforts to preserve intact Corporation's business organization, keep available the services of its employees and maintain satisfactory relationships with patients and others having business, medical or professional relationships with Corporation. Corporation shall immediately notify Omega of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, hearings (or communications indicating that the same may be contemplated), or adjudicatory proceedings involving the business or practice of Corporation or any employee of Corporation, and Corporation shall keep Omega fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.
                                      -21-

      VII.2 EXCLUSIVE DEALINGS. During the period from the date of this Agreement to the Closing Date, or upon the earlier termination of this Agreement pursuant to ARTICLE XIII, Corporation shall refrain from taking any actions, directly or indirectly, to encourage, initiate, or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Omega, concerning the purchase of Corporation or its stock or assets, or any merger, joint venture or similar transaction involving Corporation and will not enter into any such transaction. The parties agree that any information provided will be used solely for the purpose of evaluating the transaction contemplated herein and will be kept confidential and not disclosed to others. If the transaction contemplated hereunder shall fail to close for any reason, then each party will promptly redeliver to the other all written material containing or reflecting any information concerning Corporation, Omega or OHSI, regardless of by whom prepared, and will not retain any copies, extracts or other reproductions in whole or in part of such written material.

      VII.3 REVIEW OF CORPORATION BY OMEGA. Omega, prior to the Closing Date, through its representatives, may review the assets, books, and records of Corporation as well as its financial and legal condition as Omega deems necessary or advisable to familiarize itself with such assets and other matters; such review shall not, however, affect the representations and warranties made by Corporation herein and in the Exhibits and Schedules attached hereto. Corporation shall permit Omega and its representatives to have full access to the premises and to all books and records of Corporation during normal business hours and to cause its officers and employees to furnish Omega with such financial and operational data and other information with respect to the business and assets of Corporation as Omega shall from time to time reasonably request.

                                  ARTICLE VIII.
                                  ------------

                        TRANSFERS AND FURTHER ASSURANCESS
                        ---------------------------------

      From time to time after the date hereof, at the request of a party hereto (the "Requesting Party"), the other parties shall, without further consideration, execute, acknowledge and deliver such further instruments of transfer and other assurances and shall take such other action as the Requesting Party reasonably may request in order to effectuate the Merger or any resulting transfer of assets as a result of the Merger.

                                  ARTICLE IX.
                                  -----------

                           INDEMNIFICATION; SET-OFF
                           ------------------------

      IX.1 INDEMNIFICATION OF OMEGA AND OHSI. Corporation and Stockholder shall indemnify, defend and hold Omega, OHSI and their respective officers, directors, shareholders, agents, employees, representatives, successors and assigns harmless from and against any and all damage, loss, cost, obligation, claims, demands, assessments, judgments or liability (whether based on contract, tort, product liability, strict liability or otherwise), including taxes, and all expenses (including interest, penalties and reasonable attorneys' and accountants' fees and disbursements) incurred by any of the above-named persons, resulting from or in connection with any one or more of the following:

      (a) Misrepresentations, breach of warranties, failure to perform any covenant or Agreement of either Corporation or Stockholder contained herein;

      (b) Any liabilities or obligations of Corporation existing as of the Closing Date which are not being specifically assumed hereunder;

      (c) Any transaction, event or act that occurred on or prior to the Closing Date that materially adversely affects the value of the Practice Assets or the Corporation;

      (d) Claims, actions or suits by employees or former employees of Corporation based on conduct or events occurring prior to the Closing Date; or

      (e)   Stockholder's   failure  to   discharge   pension  or  benefit  plan
obligations.

Omega agrees to give prompt notice to Stockholder of the assertion of any claim, or the threat or commencement of any suit, action, proceeding or other matter in respect of which indemnity may be sought under this SECTION 9.1. Stockholder may participate in the defense of any such suit, action, proceeding or other matter at Stockholder's expense. Stockholder shall not be liable under this SECTION 9.1 for any settlement effected without Stockholder's consent of any claim, suit, action, proceeding or other matter in respect of which indemnity may be sought under this SECTION 9.1, which consent shall not be unreasonably withheld. The indemnity to be paid to Omega under this SECTION 9.1 may be paid in either cash, Omega Stock, or some combination of both, at the election of the Stockholder. For purposes of this SECTION 9.1, Omega Stock used to pay any indemnity under this section shall be valued according to the Omega Stock's then current fair market value, determined using the method described in Section 2.1.

      Notwithstanding the foregoing, the liability of Corporation and Stockholder, in the aggregate, under this Section 9.1 shall not exceed Two Million Two Hundred Thousand ($2,200,000) Dollars. Also, the indemnity obligations of Corporation and Stockholder shall not take effect until the aggregate amount of such obligations exceeds Fifty thousand Dollars ($50,000), at which time such indemnity obligations may be pursued for the initial $50,000, plus any amounts exceeding $50,000.

      IX.2 GENERAL INDEMNIFICATION OF STOCKHOLDER AND CORPORATION. Omega and OHSI shall indemnify, defend and hold Corporation and its officers, directors, Stockholder, agents, employees, representatives, successors and assigns harmless from any and all damage, loss, cost, obligation, claims, demands, assessments, judgments or liability (whether based on contract, tort, product liability, strict liability or otherwise), including taxes and all expenses (including interest, penalties and reasonable attorneys' and accountants' fees and disbursements) incurred by any of the above-named persons, resulting from or in connection with misrepresentations, breach of warranties or failure to perform any covenant or agreement of Omega or OHSI contained herein. Stockholder agrees to give prompt notice to Omega of the assertion of any claim, or the threat or commencement of any suit, action, proceeding or other matter in respect of which indemnity may be sought under this SECTION 9.2. Omega or OHSI may participate in the defense of any such suit, action, proceeding or other matter at Omega's or OHSI's expense. Neither Omega nor OHSI shall be liable under this SECTION 9.2 for any settlement effected without Omega's or OHSI's consent of any claim, suit, action, proceeding or other matter in respect of which indemnity may be sought under this SECTION 9.2, which consent shall not be unreasonably withheld.

      IX.3 SURVIVAL. The representations and warranties of the Corporation, Stockholder, OHSI, and Omega contained in this Agreement and the indemnifications contained in this ARTICLE IX shall survive the Merger through April 30, 1999 (the "Indemnification Period"). Any matter to which an indemnification pertains and with respect to which a claim has been asserted or threatened following the Closing Date, and prior to the expiration of the Indemnification Period, shall continue to be subject to the indemnifications under this ARTICLE IX until finally terminated, settled, resolved, or adjudicated; and all terms, conditions and stipulations of this ARTICLE IX shall likewise continue to apply.

      IX.4 SECURITY FOR INDEMNITY. The Corporation and Stockholder hereby agree that in the event either Omega or OHSI is entitled to indemnification pursuant to the provisions of this ARTICLE IX and either the Corporation or Stockholder does not pay to Omega or OHSI the amount due hereunder, then Omega or OHSI shall be entitled to exercise those rights set forth in that certain Stock Pledge and Escrow Agreement, dated as of May 1, 1997, by and among Omega, OHSI, and Stockholder.

                                   ARTICLE X.
                                   ----------

                           MEDIATION AND ARBITRATION
                           -------------------------

       10.1 MEDIATION. In the event a dispute arises out of or relating to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the parties agree to attempt in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Unless the parties reach an agreement reduced to writing, this mediation will be non-binding, but the parties must participate in good faith in non-binding mediation, before resorting to binding arbitration.

      10.2 BINDING ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or its breach, not satisfied through either negotiation or mediation, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

      As soon as reasonably practical after submission of a demand for binding arbitration, the parties shall select one arbitrator, agreeable to all parties. This arbitrator will be selected from lists prepared by the American Arbitration Association. From the American Arbitration Association list the parties will submit to the American Arbitration Association a ranked list of arbitrators which are acceptable. The highest ranking acceptable candidate will be selected by the American Arbitration Association. If no arbitrators from the list composed by the American Arbitration Association are acceptable by either of the parties, the American Arbitration Association will compile a second list. This procedure will be followed until the parties have selected an arbitrator. The results of the arbitrator's finding will be binding on the parties.

                                   ARTICLE XI.
                                   -----------

                                    EXPENSES
                                    --------

      Each of the parties shall pay their own costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in Closing and carrying out the transactions contemplated by this Agreement. Prior to the Closing Date, Corporation shall pay or satisfy its obligation, if any, for such expenses.

                                  ARTICLE XII.
                                  ------------

                                      COSTS
                                      -----

      Should any mediation or binding arbitration ("Dispute Resolution") arising out of this Agreement be instituted by any party to this Agreement against another party, the party prevailing in such Dispute Resolution shall be entitled, in addition to such other damages and relief as the mediator or arbitrator shall award, to reimbursement of reasonable attorneys' fees, costs and other expenses incurred in the prosecution or defense of such Dispute Resolution.
                                      -25-

                                  ARTICLE XIII.
                                  -------------

                                   TERMINATION
                                   -----------

      Notwithstanding any of the foregoing provisions, this Agreement may be terminated at any time prior to the Closing Date:

      (a)  By mutual written consent of all the parties hereto;

      (b) By written notice from Omega or OHSI to Corporation if any of the representations and warranties made by Corporation and Stockholder in this Agreement or in the Exhibits and Schedules annexed hereto are reasonably determined by Omega or OHSI to be untrue or inaccurate in any material respect; or

      (c) By written notice from Corporation or Stockholder to Omega if any of the representations and warranties made by Omega or OHSI in this Agreement are reasonably determined by Corporation to be untrue or inaccurate in any material respect.

                                 ARTICLE XIV.
                                 ------------

This section left blank intentionally.

                                  ARTICLE XV.
                                  -----------

                                     NOTICES
                                     -------

      Any notices hereunder shall be deemed to have been given by one party to the other if it is in writing and it is (a) delivered or tendered in person or
(b) deposited in the United States mail in a sealed envelope, with postage prepaid in any case addressed as follows:




      If to Omega or OHSI:          Omega Health Systems of
                                    Indiana, Inc.
                                    5100 Poplar Avenue, Suite 2100
                                    Memphis, Tennessee 38137
                                    Attn: Thomas P. Lewis
      with a copy to:               Baker, Donelson, Bearman & Caldwell, P.C.
                                    2000 First Tennessee Building
                                    165 Madison Avenue
                                    Memphis, Tennessee 38103
                                    Attn:  Robert Walker

      If to Corporation
      or Stockholder:               Joseph Faust, M.D.
                                    Faust Eye Center, P.C.
                                    711 Gardner Drive
                                    Marion, Indiana 46952

      with a copy to:               Mr. Charles A. Cohen
                                    Mantel, Cohen, Garelick,
                                    Reiswerg & Fishman, P.C.
                                    Suite 800, Keystone Crossing
                                    8888 Keystone Crossing Blvd. Plaza
                                    Indianapolis, Indiana 46240-4636

or to such other address as the party addressed shall have previously designated by notice to the serving party, given in accordance with this ARTICLE XV. Notices shall be deemed to have been duly given (i) on the date of delivery if delivered personally; (ii) or on the third day after mailing if mailed as provided above; provided, however, that a notice not given as above shall, if it is in writing, be deemed given if and when actually received by a party.

                                  ARTICLE XVI.
                                  ------------

                              AMENDMENT AND WAIVER
                              --------------------

      The parties hereto may by mutual agreement amend this Agreement in any respect. Any party hereto may extend the time for the performance of any of the obligations of the other, waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto, which inaccuracies would constitute a breach of this Agreement, waive compliance by the other with any of the covenants contained in this Agreement and performance of any obligations by the other, and waive the fulfillment of any condition that is precedent to the performance by the party so waiving any of its obligations under this Agreement. Any agreement on the part of any party for any such amendment, extension or waiver must be in writing and signed by the party agreeing to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

                                  ARTICLE XVII.
                                  -------------

                          EMPLOYEES - EMPLOYEE BENEFITS
                          -----------------------------

      XVII.1 AFFECTED EMPLOYEES. "Affected Employees" shall mean employees, a list of which is attached hereto as Schedule 17.1, of Corporation on the Closing Date.

      XVII.2 RESPONSIBILITIES. Prior to the Closing Date, Corporation agrees to satisfy, or cause its insurance carriers to satisfy, all claims for medical, health and hospital benefits, whether insured or otherwise (including, but not limited to, workers compensation, life insurance, medical and disability programs), under Corporation's employee benefit plans brought by, or in respect of, Affected Employees and former employees of Corporation prior to the Closing Date, in accordance with the terms and conditions of such employee benefit plans or applicable workers compensation statutes without interruption as a result of the employment by the Surviving Corporation of any such employees after the Closing Date.

      XVII.3 TERMINATION BENEFITS. Corporation and Stockholder shall be solely responsible for, and shall pay or cause to be paid, severance payments and other termination benefits, if any, to Affected Employees who may become entitled to such benefits by reason of any events occurring prior to the Closing Date. If any action on the part of Corporation prior to the Closing, or if the Merger pursuant to this Agreement shall result in any liability or claim of liability for severance payments or termination benefits, or any liability, forfeiture, fine or other obligation by virtue of any state, federal or local law, such liability or claim of liability shall be the sole responsibility of Stockholder, and Stockholder shall indemnify and hold harmless the Surviving Corporation from any losses resulting directly or indirectly from such liability or claim.

      XVII.4 EMPLOYEE BENEFIT PLANS. On or prior to the Closing Date, Stockholder shall cause the Corporation to either terminate any employee benefit plans maintained by Corporation or cause another entity to assume their sponsorship through merger, consolidation or transfer of plan assets as described in (beta)414(i) of the Internal Revenue Code of 1986, AS amended. Should the time needed to effect such termination, merger, consolidation, or transfer extend beyond the Closing Date, any and all costs of such shall be the sole responsibility of the Stockholder.

                                  ARTICLE XVIII.
                                  --------------

                                  MISCELLANEOUS
                                  -------------

      XVIII.1 PRESS RELEASE. Except as required by law, neither the Corporation nor Stockholder shall make any press releases or other public announcements relating to this Agreement or the transactions contemplated hereby, without the prior written consent of Omega.

      XVIII.2 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their successors and assigns.

      XVIII.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any prior agreements and understandings of the parties in connection therewith.

      XVIII.4 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana. Any mediation or binding arbitration with respect to this Agreement shall be conducted in Grant County, Indiana.

      XVIII.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      XVIII.6 HEADINGS. The subject headings of the Articles, Sections and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

      XVIII.7 FINDERS. Each party warrants to the other that no finder or broker has been engaged by it in this transaction and that no finder's or brokerage fees are due to any person as a result of this Agreement.

      XVIII.8 NO THIRD-PARTY BENEFIT. Except as otherwise expressly provided, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties hereto, any right, remedy, or claim, legal or equitable, under or by reason of this Agreement or any provision thereof.

      XVIII.9 ASSIGNMENT. Neither this Agreement nor any of the rights or duties of any party hereto may be transferred or assigned to any person except by a written agreement executed by each of the parties hereto, except that Omega or OHSI reserves the right to assign this Agreement to any affiliate or successor of either Omega or OHSI.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year hereinabove first set forth.


CORPORATION:                              OMEGA:

FAUST EYE CENTER, P.C.                    OMEGA HEALTH SYSTEMS OF
                                          INDIANA, INC.

By:                                       By:
    -----------------------------------       ----------------------------------
     Joseph Faust, M.D., President            Ronald L.  Edmonds,  Executive
                                              Vice President


                                          OHSI:

STOCKHOLDER:                              OMEGA HEALTH SYSTEMS, INC.



                                          By:
                                             ----------------------------------
      Joseph Faust, M.D.                       Ronald L.  Edmonds,  Executive
                                               Vice President